Exhibit 10.3

THIS LEASE, Made this 20th day of July, 1993, by and between ANGELA I. STAUVER, hereinafter referred to as “Lessor,” and FIRST WEST VIRGINIA BANK, N.A., a West Virginia corporation, hereinafter referred to as “Lessee;”

W I T N E S E T H:

That for and in consideration of the mutual covenants, agreements and conditions hereinafter set forth and of the payment of the rentals hereinafter reserved, Lessor does hereby rent, demise, lease and let to Lessee the following described property and improvements, hereinafter referred to as the “Leased Premises,” the real estate situate in Wheeling, Ohio County, West Virginia, described as follows:

All of Lots Thirty-One (31) and Thirty-Two (32) in the Woodsdale Section of the City of Wheeling, as set forth in the Plat of Woodsdale which is recorded in Deed Book 86, at pages 209, 210, and 211; together with any rights or interest that Lessor may have in and to the original right of way of the Wheeling and Elm Grove Railroad Company which borders along the northerly side of the property hereby demised.

I. TERM

The term of this Lease shall be for a period of twenty (20) years commencing on the 1st day of July, 1993 and ending on June 30, 2013.

II. AUTHORIZED USE

The leased premises may be used for the continued operation of a bank facility as presently located thereon and for all purposes as may ordinarily and usually be incidental to same and for any other commercial purpose as Lessee may chose. Lessee shall not use or occupy the leased premises for any unlawful purpose and will conform to and obey all present and future laws and ordinances and all rules, regulations, requirements and orders of all governmental authorities or agencies with jurisdiction thereof, respecting the use and occupation of the leased premises.

III. RENT

A. The Lessee covenants and agrees to pay to the Lessor, without demand, and in advance, on or before the first day of each month, in equal monthly installments, as basic rent for the premises an annual rental as follows:

i. During the period from July 1, 1993 to and including the 30th day of June, 1998, an annual rental in the amount of Thirty-two Thousand Dollars ($32,000.00) payable in monthly installments of Two Thousand Six Hundred Sixty-six Dollars and Sixty-seven Cents ($2,666.67).

ii. Commencing on July 1, 1998 and each 1st day of July thereafter during the term of this lease and any renewal thereof the annual rental shall be the same sum as provided for in the initial five-year period of this lease, adjusted, however, upon an annual basis (and whether such adjustment be upward or downward), based upon the relation of the then Consumer Price Index (all items) to the Consumer Price Index (all items) as the same shall have been reported by the United States Department of Labor, Bureau of Statistics, as of July 1, 1993 or the most recent date prior to July 1, 1993. As an illustration of the provision for rental adjustment: if, as of July 1, 1993 (or the most recent date reported prior thereto), the Consumer Price Index (all items) shall be 390.00 and the corresponding Price Index (all items) as of July 1, 1998 shall be 400.00, the annual rental for the term beginning on July 1, 1998 and ending July 30, 1999 shall be determined by dividing the term rental for a twelve (12) month period. ($32,000.00) by 390.00, and multiplying the quotient ($82.05) by 400.00, to determine the annual rent ($32,820.00). A similar computation shall be made at the beginning of each subsequent rental year during the term of this lease and any renewal thereof.

The annual rental as determined shall be payable in twelve equal monthly installments allowing for sufficient time after the data is reported by the Department of Labor to make the required calculation.

Notwithstanding any possible provision to the contrary contained herein, it is agreed by the parties hereto that the minimum annual rental payable hereunder for any lease year during the term hereof shall not be less than Thirty-two Thousand Dollars

($32,000.00).

IV. TAXES

Lessee covenants and agrees to pay all real estate taxes, service charges, assessments and other governmental charges, and/or installments thereof, general and special, ordinary or extraordinary, foreseen or unforeseen, including assessments for public improvements or benefits, which may be laid, levied, assessed or imposed upon or become due and payable and a lien upon the leased premises or any part thereof, or anything appurtenant thereto, or the sidewalks or streets adjacent thereto, during the lease term and any extension or renewal thereof. It shall be the duty and obligation of Lessee to pay to the appropriate governmental body all such taxes, service charges, assessments and other governmental charges. Lessee shall have the right to contest the amount or validity of any increases in taxes, assessments or governmental charges by appropriate legal proceedings but this shall not be deemed or construed in any way as relieving Lessee of its covenant to pay any such assessments or charges. Nothing contained in this Lease shall require Lessee to pay any estate, inheritance, income, business and occupation, or other personal taxes of the Lessor.

V. UTILITIES

Lessee shall promptly pay all bills or charges for electricity, gas, water, sewer, and for all other charges for utilities, used on or pertaining to the premises, and all other assessments or charges of any kind of any utility or public service company which may pertain to the leased premises.

VI. NET LEASE

This Lease shall be deemed and construed to be a “net lease” and except as herein otherwise expressly provided, the Lessor shall receive the rental called for herein and all other payments hereunder shall be made by the Lessee and shall not be subject to any charges, assessments, impositions, expenses or deductions of any kind or nature whatsoever, except as otherwise herein expressly provided.

VII. INDEMNIFICATION AND LIABILITY

Lessee shall indemnify, hold harmless and defend Lessor from and against any and all costs, expenses (including reasonable attorneys’ fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person, firm, corporation, or governmental authority arising out of or in any way connected with, (i) any failure by Lessee to perform any of the agreements, terms, covenants or conditions of this Lease required to be performed by Lessee, (ii) any failure by Lessee to comply with any statutes, ordinances, regulations or orders of any governmental authority, or (iii) any accident, death or personal injury or damage to or a loss or theft of property, which shall occur in or about the premises.

Lessee shall indemnify Lessor and save Lessor harmless as to, inter alia, any liability that may be claimed by anyone because of injury, including death, and damages received on, from or about the premises or the appurtenances thereto, whether by reason of the negligence of Lessee, its agents, employees, licensees, patrons and visitors, and condition of the premises or otherwise. Lessor shall not and Lessee shall be liable for any damage occasioned by Lessee’s failure to keep said premises in repair and Lessor shall not and Lessee shall be liable for any damage done or occasioned by or from plumbing, gas, water, steam or other pipes, sewerage, or the bursting, leaking or running of any cistern, tank, washstand, water closet, or waste pipes in, above, upon or about the leased premises. It is expressly understood that the specific provisions of this paragraph are by way of example and are not to be interpreted as limiting the provisions of the paragraph immediately above.

VIII. LESSEE TO REPAIR

Lessee shall take good care of the leased premises and of any buildings now or hereafter erected thereon, both inside and outside, and keep the same and all parts thereof, including without limitation, the roof, foundations and appurtenances thereto, together with any and all alterations, additions and improvements therein or thereto, in good order and condition, suffering no waste or injury, and shall, at the Lessee’s expense, promptly make all needed repairs and replacements, interior and exterior, structural and otherwise, foreseen and unforeseen, ordinary and extraordinary, and regardless of the time remaining the expiration of the term hereby granted, in and to any buildings and structures (including foundations) and equipment, at the commencement of the term hereof or thereafter, erected or used upon the leased premises, including vaults, sidewalks, curbs, water, sewer and gas connections, pipes and mains, and all other fixtures, machinery and equipment belonging to or connected with said premises or used in their operation. All such repairs and replacements shall be of good quality sufficient for the proper maintenance and operation of the demised premises and shall be construed and installed in compliance with all legal requirements and insurance requirements. Lessee shall not permit the accumulation of waste or refuse matter, or permit anything to be done upon the leased premises which would invalidate or prevent the procurement of any insurance policies which may at any time be required pursuant to the terms herein. Lessee shall not obstruct or permit the obstruction of the street or sidewalk and shall keep the sidewalk and curb adjoining the leased premises clean and free of snow and ice.

IX. ASSIGNMENT AND SUBLETTING

Lessee may sublet or assign all or portions of the leased property provided that business or occupation of the sub-tenant or assignee is not extra-hazardous, disreputable, or illegal, and provided further that Lessee shall remain primarily liable for the payment of the rent herein reserved and for the performance of all other terms and conditions of this lease required to be performed by Lessee.

X. LIENS

Lessee shall not suffer any lien to be created or to exist

affecting the leased premises. Lessee shall at all times be responsible for the prompt discharge of any and all mechanics’ liens or other liens filed against the leased premises by reason of any improvements thereto made by Lessee. The leased premises shall not be subject to any of such liens caused by the acts of Lessee, and Lessee shall indemnify and save harmless Lessor from any and all costs and expenses resulting from the placing of any such lien on the leased premises.

XI. DAMAGE OR DESTRUCTION

In case of damage or destruction by fire or otherwise, the Lessee shall repair, restore, or rebuild the buildings and improvements on the premises, in accordance with the plans and specifications to be approved by Lessor, with all reasonable dispatch, and, in any event within six months from the time of such damage or destruction; provided, that in case of any such damage or destruction the Lessor shall apply any insurance proceeds recovered to such repair, restoration or rebuilding and provided, further, that all insurance money recovered and not paid to Lessor shall first be so applied. The Lessee shall use all of such insurance monies for the repair or reconstruction of such insured building and improvements and shall provide any additional sums which may be required to complete the repair or reconstruction thereof, so that the repaired, rebuilt, or newly constructed buildings and improvements shall be at least equal in stability, permanency of construction, usefulness and value to the building and improvements in existence immediately prior to the damage or destruction.

XII. CONDEMNATION

A. If all of the leased premises shall be taken by eminent domain proceedings instituted by any public body or other entity having the right of eminent domain, or if such portion of the premises be so taken as to make it unreasonable for Lessee to use the remaining portion of the property for the intended and permissible use, this Lease shall terminate as of the date of the taking of possession by the condemning authority under such eminent domain proceedings. The rent payable hereunder shall be adjusted to such date and all rights and liabilities of the parties which would have accrued following such date shall cease and terminate, but rights and liabilities of the parties which have accrued prior to such date shall continue in full force and effect. All of the proceeds derived from such eminent domain proceedings shall be payable to Lessor, except that Lessee shall be entitled to receive out of such proceeds any amounts which can be specifically attributed to any of the following:

1. During the initial term of this lease only, Lessee’s proportionate share of the award for the value of the leasehold improvements as determined by the number of years of such initial term that are remaining on the date of taking.

2. Compensation by the condemning authority for damages to Lessee’s personal property resulting from condemnation.

3. The amount of any removal or relocation reimbursement made by the condemning authority to Lessee as a tenant.

4. Compensation by the condemning authority for anticipated business proceeds lost to Lessee.

The Lessee shall have no right to any such proceeds except as specifically enumerated in paragraphs 1 through 4 of paragraph A, next preceding.

For the purposes of this paragraph, it is agreed that a conveyance by Lessor to any condemning authority following receipt of notice of intention to acquire the property through eminent domain proceedings shall be deemed a condemnation or taking.

B. If a portion of the leased premises shall be taken by eminent domain and such taking does not make it unreasonable or imprudent to use the remaining portion of the premises for its intended and permissible use, the rent to be paid by Lessee shall be adjusted and decreased according to the value of the leased premises so taken as compared to the total value of the leased premises immediately prior to such taking and Lessee shall be entitled to receive out of the proceeds of such eminent domain proceeding the amount attributed to any of the conditions enumerated in subparagraphs numbered 1 through 4 of paragraph A, next preceding. If the parties are unable to agree on the amount of reduction of rent in the event of such partial taking, then such dispute shall be settled by arbitration in accordance with the rules of the American Arbitration Association.

XIII. ACCESS TO PREMISES

The Lessee will permit Lessor and her agents to enter upon said demised premises during reasonable hours for the purpose of examining and inspecting the same. During the six (6) months prior to the expiration of the term of this lease or any extension or renewal thereof, Lessor or its agents shall have the further right to show it to prospective purchasers or lessees. During the six (6) months prior to the expiration of the term of this Lease, or any extension and renewal thereof, the Lessor may place upon the leased premises the usual notices “To Let” or “For Sale,” which notices the Lessee shall permit to remain thereon without molestation. If, during the last month of the original term or any extension and renewal term, the Lessee shall have removed all or substantially all of its property from the leased premises, the Lessor may enter immediately and alter, renovate and decorate the leased premises, without elimination or abatement of rent and without liability to the Lessee for any compensation, and such acts shall have no effect upon this Lease. If the Lessee shall not be present to open and permit an entry into the leased premises at any time when for any reason an entry therein shall be necessary or permissible, the Lessor or its agents may enter the leased premises by a master key, or may enter forcibly the leased premises, without rendering the Lessor or such agents liable therefor (if during such entry the Lessor or its agents shall accord reasonable care to the Lessee’s property), and without in any manner affecting the obligations and covenants of this Lease. The Lessor’s right of re-entry shall not be deemed to impose upon the Lessor any obligation, responsibility or liability for the care, supervision or repair of the leased premises other than as herein provided.

Should the Lessee at any time during the original term, or any extension and renewal thereof, abandon the leased premises or any part thereof, the Lessor may, at its option, enter into the leased premises by force or otherwise, without being liable for any prosecution therefor, and without becoming liable to the Lessee for damages or for any payment of any kind whatsoever, and may, in its absolute discretion, as agent of the Lessee re-let the leased premises, or any part thereof, for the whole or any part of the then unexpired term, and for the purposes of such re-letting, the Lessor may make alterations and modifications of the leased premises, and may receive and collect all rent payable by virtue of such re-letting and, if Lessor shall, because of non-payment of rent or other breach of condition or covenant or agreement, re-enter and repossess the leased premises pursuant to the conditional limitations contained herein, by summary proceedings, force or otherwise, the Lessor may, at its option, hold the Lessee liable for the difference between the rent and other charges that would have been payable hereunder during the residue of the term of this Lease, if it had continued in force, and the net rent for such period realized by the Lessor by means of re-letting to any other party or parties, on such terms and conditions as may in the absolute discretion of the Lessor be provided, and the Lessee shall pay monthly in advance, at such periods as the rent hereunder would have fallen due, if this Lease continued, the differential between the original amount of each monthly rental installment, as herein provided and the net proceeds or re-letting after deducting expenses of every nature and description incurred by the Lessor, including commissions and the cost of all alterations and modifications to the leased premises made in re-letting same.

XIV. SUBORDINATION

Lessee shall, upon the request of the Lessor, subordinate this Lease and the lien hereof to the lien of any present or future mortgage or deed of trust upon the demised premises, or any property of which the demised premises are a part, irrespective of the time of execution or the time of recording of any such mortgage or deed of trust, provided that the holder of any such mortgage or deed of trust shall enter into a written agreement with Lessee to the effect that in the event of foreclosure of said mortgage or deed of trust, this Lease and the rights of the Lessee hereunder shall not be in any way affected but shall continue in full force and effect so long as Lessee shall not be in default hereunder.

XV. INSURANCE

The Lessee shall, throughout the Lease term, at the Lessee’s expense, keep the leased premises insured against all loss or damage by fire (with extended coverage) in an amount equal to the full insurable value thereof by policies containing the usual co-insurance clause. The term “insurable value” shall be deemed to mean the cost of replacement of the improvements. Such policy or policies shall be written on a replacement cost basis. Notwithstanding anything herein contained to the contrary, the Lessor shall at all times be entitled to insurance in an amount sufficient to avoid the effects of co-insurance in the event of partial loss. In the event of any change in co-insurance requirements applicable to the leased premises, the policies furnished by the Lessee shall comply with such changes.

Such insurance shall be carried in favor of the Lessor with the Lessor designated as a named insured. All such insurance may also be carried in favor of the Lessee in this Lease described, as its interest may appear; provided, however, that any such policy shall effectively provide that the Lessor’s interest therein shall not be subject to cancellation by reason of any act or omission of the Lessee.

The Lessee shall procure policies for such insurance for periods of from one (1) to five (5) years, as the Lessee shall elect, and shall deliver to the Lessor a certificate evidencing such policies, with evidence, by stamping or otherwise, of the payment of the premiums therein, and shall procure and deliver renewals thereof from time to time at least sixty (60) days before the expiration of any similar policy then existing, and in default of such delivery, the Lessor may procure any such insurance for such periods as the Lessor shall elect, and the Lessee shall, on demand, reimburse the Lessor for all outlays for such insurance with interest thereon at the rate of ten percent (10%) per annum. However, this does not relieve the Lessee of this responsibility. All insurance required by this Lease shall be in such form and shall be procured in such amounts and in such companies licensed to do business in West Virginia as the Lessor shall reasonably approve.

The Lessee shall neither do nor suffer anything to be done whereby any of the insurance provided by the provisions of this section shall be or may be invalidated in whole or in part.

Lessee shall, at its sole expense, procure, carry and maintain in full force and effect throughout the term of this Lease and renewal term or terms thereof, public liability insurance in an amount not less than $1,000,000 for personal injury or death to one person and not less than $1,000,000 for personal injury for more than one person in an accident, and not less than $1,000,000 for damage to property. Lessee shall cause such insurance to name Lessor as an additional insured.

XVI. DEFAULT BANKRUPTCY OR INSOLVENCY OF LESSEE

Subject to the provisions of paragraph XII, if Lessee shall fail to observe or perform any of its obligations under this Lease and shall fail to cure any such default within thirty (30) days after written notice from Lessor to do so or shall fail to take appropriate steps within thirty (30) days after written notice from Lessor to cure a default which by its nature requires more than thirty (30) days to cure or if Lessee shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of creditors or commit any other act of insolvency, then and in any such case, Lessor may lawfully enter into and upon the leased premises or any part thereof without notice or demand and repossess the same and expel and remove any property or effects, with or without prejudice to any remedies which may be available for arrears of rent or for Lessee’s breach of covenant. Upon such entry by Lessor, this Lease shall terminate and Lessee covenants that in case of such termination it will, (a) indemnify the Lessor against all loss of rent which Lessor may incur by reason of such termination during the residue of the specified term, and (b) indemnify the Lessor against all legal costs and charges, including counsel fees lawfully and reasonably incurred, in obtaining possession of the leased premises after a default of the Lessee or after the Lessee’s default in surrendering possession upon the expiration or earlier termination of the original Lease term or any extension and renewal terms or enforcing any covenant of the Lessee herein contained.

XVII. REMOVAL OF CHATTELS

The Lessee may, at any time during the original term of this Lease or any renewal or extension thereof, if Lessee is not then in default hereunder, remove all or any part of the furniture, trade fixtures, business equipment and all other improvements or personal property of the Lessee; provided, however, that any damage caused to the leased premises as a result of such removal shall be corrected by the Lessee at its own expense.

XVIII. ALTERATIONS

Lessee may make alterations, additions or improvements to the premises without the prior written consent of Lessor, to such an extent as Lessee may determine is necessary for the conduct of its business.

Lessee is permitted to make improvements upon contiguous property owned by it and to connect the same to the existing building located upon the leased premises. At the expiration or sooner termination of this lease agreement, Lessee shall close all connecting openings between the buildings and return the existing building to its former condition.

XIX. OPTION TO EXTEND

Lessee may extend this Lease for an additional period of ten (10) years upon the same terms and conditions as set forth herein. To exercise this opinion, Lessee shall give written notice to Lessor in the manner hereinafter provided on or before the 1st day of January, 2013. The rental during said extended term, which shall commence on the 1st day of July, 2014 , shall be an annual rental that shall be calculated and shall be payable in the same manner as hereinbefore provided in paragraph III RENT.

XX. OPTION TO PURCHASE

In the event Lessor shall receive from a third party at any time during the term of this lease a bona fide offer to purchase the leased premises at a specified price whether such price be first fixed by Lessor or the third party, and Lessor shall decide to sell the same for such amount, Lessor shall promptly give Lessee notice of the terms of such offer and of Lessor’s willingness to sell for the price offered, and Lessee shall have the first refusal and privilege of purchasing said premises at such price; such option to be exercised within thirty (30) days after Lessee receives notice from Lessor, by Lessee’s notifying Lessor that it will purchase said premises for the amount specified in said offer. In the event Lessee shall not give Lessor notice, within said thirty (30) day period, of its intention to purchase for the amount specified in said offer, Lessee shall not be obligated to purchase, and Lessor may thereafter sell said promises to the party making the offer; subject, however, to this lease and to the leasehold estate herein granted and to the extension of this lease herein granted to Lessee. If for any reason said premises are not sold to such party, notice of any subsequent bona fide offers, acceptable to Lessor, shall be given to Lessee upon the same terms and conditions for acceptance or rejection as hereinabove provided.

In the event Lessee exercises this Option, the Lessor shall convey title to the real property to the Lessee or its successors or assigns by good and sufficient General Warranty Deed, warranting title to be free and clear of all liens, charges and encumbrances, clouds and defects whatsoever, except for restrictions, reservations, limitations, easements and conditions of record, zoning ordinances and taxes and assessments which are a lien but not due and payable. Within fifteen (15) days from receipt of the notice of the exercise of this Option, Lessor shall submit a copy of the proposed deed to Lessee’s counsel for approval. The closing shall not be more than sixty (60) days following the date of the exercise of the Option nor more than forty-five (45) days following the receipt of a copy of the proposed deed of conveyance if that date be later.

All provisions of the Lease shall remain in effect until the date of closing and Lessor agrees to execute, in recordable form, a cancellation agreement of this Lease.

XXI. LESSOR’S OPTION TO PURCHASE

In the event Lessee shall receive from a third party at any time during the term of this lease a bona fide offer to purchase its property which is contiguous to the leased premises at a specified price whether such price be first fixed by Lessee or the third party, and Lessee shall decide to sell the same for such amount, Lessee shall promptly give Lessor notice of the terms of such offer and of Lessee’s willingness to sell for the price offered, and Lessor shall have the first refusal and privilege of purchasing said premises at such price; such option to be exercised within thirty (30) days after Lessor receives notice from Lessee, by Lessor’s notifying Lessee that she will purchase said premises for the amount specified in said offer. In the event Lessor shall not give Lessee notice, within said thirty (30) day period, of her intention to purchase for the amount specified in said offer, Lessor shall not be obligated to purchase, and Lessee may thereafter sell said property to the party making the offer. If for any reason said premises are not sold to such party, notice of any subsequent bona fide offers, acceptable to Lessee, shall be given to Lessor upon the same terms and conditions for acceptance or rejection as hereinabove provided.

XXII. GOVERNING LAW

This Lease shall be construed, governed and enforced in accordance with the laws of the State of West Virginia.

XXIII. SEPARABILITY

If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

XXIV. PARAGRAPH HEADINGS

The paragraph headings contained in this Lease are inserted solely as a matter of convenience and for reference, and in no way define, limit or describe the scope or intent of any provisions of this Lease.

XXV. NOTICES

All notices to be given hereunder by either party to the other shall be in writing and sent by certified or registered mail to Lessee at P. O. Box 6671, Wheeling, West Virginia 26003, and to Lessor at 11 Stratford Road, Wheeling, West Virginia 26003.

XXVI. EXECUTION

This Lease shall become effective when it has been signed by a duly authorized officer or representative of each of the parties and delivered to the other party. This Lease is being executed simultaneously in counterparts, and each of such fully executed counterparts shall be deemed an original and it shall not be necessary in making proof of this Lease to produce or account for more than one such counterpart.

XXVII. ENTIRE AGREEMENT

This Lease contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest.

/s/ Angela I. Stauver
Angela I. Stauver

FIRST WEST VIRGINIA BANK, N.A.
a West Virginia Corporation

By	/s/ Ronald L. Solomon
	Its	Vice Chairman

STATE OF WEST VIRGINIA,

COUNTY OF OHIO, TO-WIT:

I, a Notary Public, do hereby certify that Angela I. Stauver, who signed the foregoing writing bearing date the 20 day of July, 1993, has this day acknowledged the said writing before me.

Given under my hand this 26th day of July, 1993.

/s/ James McDermott
Notary Public

My Commission Expires:

STATE OF WEST VIRGINIA,

COUNTY OF OHIO, TO-WIT:

I, a Notary Public, do hereby certify that Ronald L. Solomon, who as Vice Chairman , signed the foregoing writing bearing date the 20 day of July, 1993, on behalf of First West Virginia Bank, N.A., a West Virginia corporation, and has acknowledged the said writing to be the act and deed of that corporation.

Given under my hand this 20 day of July, 1993.

/s/ Michele L. Stanley
Notary Public

My Commission Expires:
May 19, 2002

This Lease Prepared By:

JAMES D. McDERMOTT, ESQUIRE

McDermott, Bonenberger, McDermott & Gallaway

53 Washington Avenue

Wheeling, West Virginia 26003

JDM: vu\Stauver.Lease

17